EXHIBIT 21

Crown Holdings, Inc.

Exhibit 21 - Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION

Crown Cork & Seal Company, Inc.	Pennsylvania

Crown Consultants, Inc.	Pennsylvania

NWR, Inc.	Pennsylvania

CROWN Americas LLC	Pennsylvania

CROWN Americas Capital Corp.	Delaware

CROWN Risdon USA, Inc.	Delaware

CROWN Packaging Technology, Inc.	Delaware

CROWN Cork & Seal USA, Inc.	Delaware

Crown Financial Management, Inc.	Delaware

Crown Beverage Packaging, Inc.	Delaware

CROWN Beverage Packaging Puerto Rico, Inc.	Delaware

Crown Cork & Seal Receivables (DE) Corporation	Delaware

Crown Cork & Seal Company (DE), LLC	Delaware

Crown International Holdings, Inc.	Delaware

CROWN Packaging Argentina SA	Argentina

CROWN Verpakking België NV	Belgium

CROWN Speciality Packaging België NV	Belgium

Crown Brasil Holdings Ltda.	Brazil

CROWN Embalagens S.A.	Brazil

CROWN Tampas S.A.	Brazil

CROWN Asia Pacific Investments (T) Limited	British Virgin Islands

Crown Canadian Holdings ULC	Canada

CROWN Metal Packaging Canada Inc.	Canada

CROWN Metal Packaging Canada LP	Canada

CROWN Risdon Canada Inc.	Canada

CROWN Beverage Cans Beijing Limited	China

Foshan Continental Can Co. Limited	China

Foshan Crown Easy-Opening End Co., Limited	China

CROWN Beverage Cans Huizhou Limited	China

EXHIBIT 21

Crown Holdings, Inc.

Exhibit 21 - Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION

CROWN Beverage Cans Shanghai Limited	China

Crown Colombiana, S.A.	Colombia

CROWN Pakkaus OY	Finland

Crown European Holdings SA	France

CROWN Europe Group Services	France

Crown Cork & Seal Finance S.A.	France

CROWN Emballage France SAS	France

Crown Developpement SAS	France

CROWN Polyflex SAS	France

Société de Participations CarnaudMetalbox SAS	France

CROWN Bevcan France SAS	France

CROWN Verpackungen Deutschland GmbH	Germany

CROWN Nahrungsmitteldosen GmbH	Germany

Crown Cork & Seal Deutschland Holdings GmbH	Germany

CROWN Speciality Packaging Deutschland GmbH	Germany

CROWN Nahrungsmitteldosen Deutschland GmbH	Germany

CROWN Verschlüsse Deutschland GmbH	Germany

CROWN Hellas Can SA	Greece

CROWN Magyarorszag Csomagoloipari KFT	Hungary

CROWN Packaging Ireland Ltd.	Ireland

FA.BA. Sud spa	Italy

CROWN Risdon Italia S.r.l.	Italy

CROWN Aerosols Italia Srl	Italy

CROWN Bevcan Italia S.r.l.	Italy

CROWN Middle East Can Co. Ltd.	Jordan

CROWN Bevcan Kazakhstan LLP	Kazakhstan

CROWN Société Malgache d’Emballages Métalliques (CROWN SMEM)	Madagascar

CROWN Beverage Cans Malaysia Sdn Bhd	Malaysia

EXHIBIT 21

Crown Holdings, Inc.

Exhibit 21 - Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION

CROWN Envases Mexico, S.A. de C.V.	Mexico

Carnaud Maroc	Morocco

CROWN Verpakking Nederland NV	Netherlands

CROWN Aerosols Nederland BV	Netherlands

CROWN Packaging Polska Sp.z.o.o.	Poland

Crown Cork & Seal de Portugal Embalagens S.A.	Portugal

CROWN Arabia Can Company Ltd.	Saudi Arabia

CROWN Asia-Pacific Holdings Limited	Singapore

CROWN Beverage Cans Singapore Pte. Ltd.	Singapore

CROWN Packaging Slovakia s.r.o.	Slovakia

CarnaudMetalbox Food South Africa (Pty) Ltd.	South Africa

CROWN Bevcan Espana S.L.	Spain

Envases Metalicos Manlleu SA	Spain

CROWN Food Packaging (Thailand) Public Company Limited	Thailand

CROWN Bevcan and Closures (Thailand) Company Limited	Thailand

CROWN Bevcan Türkiye Seal Ambalaj Ve Ticaret	Turkey

CROWN Emirates Company Limited	United Arab Emirates

CarnaudMetalbox Engineering PLC	United Kingdom

CarnaudMetalbox Group UK Limited	United Kingdom

CarnaudMetalbox Overseas Limited	United Kingdom

CROWN Packaging UK PLC	United Kingdom

Crown Cork & Seal Finance PLC	United Kingdom

Crown UK Holdings Limited	United Kingdom

CROWN Speciality Packaging UK plc	United Kingdom

CROWN Aerosols UK Limited	United Kingdom

Crownway Insurance Company	Vermont

CROWN Beverage Cans Hanoi Limited	Vietnam

CROWN Beverage Cans Saigon Limited	Vietnam

(1)	The list includes only consolidated subsidiaries which are directly owned or indirectly owned by the Registrant.

(2)	In accordance with Regulation S-K, Item 601(b) (ii), the names of certain subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).